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                                                                      Exhibit 21


                         FIRST UNITED BANCHSARES, INC.
                                  Subsidiaries


Name                                               Jurisdiction of Incorporation
- - - ----                                               -----------------------------
The First National Bank                                     United States
of El Dorado, El Dorado
Arkansas

City National Bank                                          United States
of Fort Smith, Fort Smith
Arkansas

First National Bank                                         United States
of Magnolia, Magnolia
Arkansas

Merchants and Planters Bank                                 United States
N.A., Camden, Arkansas

Commercial Bank at Alma                                     Arkansas
Alma, Arkansas